UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-41562	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gooimeer 2-35 Naarden The Netherlands	1411 DC
(Address of principal executive offices)	(Zip Code)

+31 (0) 35 206 2971

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Ordinary Shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	NAMSW	The Nasdaq Stock Market LLC

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adele Gulfo to the Board

On April 15, 2025, the board of directors (the “Board”) of NewAmsterdam Pharma Company N.V. (the “Company”) appointed Adele Gulfo to serve as a member of the Board. Ms. Gulfo has joined as temporary non-executive director until her formal appointment at the Company’s next general meeting of shareholders. The Board has determined that Ms. Gulfo meets the requirements to serve as an independent member of the Board under the applicable listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Gulfo most recently served as Chief Executive Officer for the Biopharma Commercial Unit at Sumitomo Pharma America, Inc. (“Sumitomo”). Prior to Sumitomo, she was the Chief Commercial and Business Development Officer at Sumitovant Biopharma (“Sumitovant”) until its integration into Sumitomo Pharma America. Before joining Sumitovant, Ms. Gulfo served as Chief Commercial Development Officer at Roivant Sciences Ltd. and earlier held various roles at Pfizer Inc. and AstraZeneca plc.

Ms. Gulfo currently serves on the boards of directors of Tyra Biosciences, Inc., a publicly traded biotechnology company, and Enpro Inc., a publicly traded industrial technology firm. Ms. Gulfo holds a B.S. in Biology from Seton Hall University and a M.B.A. in Marketing from Fairleigh Dickinson University.

Ms. Gulfo will be eligible to receive compensation for non-employee directors as described in the section entitled “Item 11. Executive Compensation—Director Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), filed with the SEC on February 26, 2025, which is incorporated herein by reference. Ms. Gulfo has been granted options to subscribe for 50,700 of the Company’s ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”), under the Company’s Long-Term Incentive Plan (the “Option Grant”) at an exercise price of $16.06 per share, the closing price of the Ordinary Shares on Nasdaq on the date of grant. The first 33% of the Ordinary Shares underlying the Option Grant will vest on the first anniversary of the vesting start date and the remaining shares will vest in equal monthly installments thereafter for two years, subject to Ms. Gulfo’s continued service on the Board. Ms. Gulfo has also been granted 10,860 restricted stock units (“RSUs”), each representing a contingent right to receive one Ordinary Share, under the Company’s Long-Term Incentive Plan. One-third of the RSUs will vest on each of the first, second and third anniversaries of the vesting start date, April 15, 2025, subject to Ms. Gulfo’s continued service on the Board.

No family relationship exists between Ms. Gulfo and any of the Company’s directors or executive officers. There is no arrangement between Ms. Gulfo and any person pursuant to which she was selected as a director. Ms. Gulfo has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K beyond the standard indemnification agreements the Company enters into with each of director and executive officer providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Item 7.01	Regulation FD Disclosure.

On April 17, 2025, the Company issued a press release announcing the appointment of Ms. Gulfo to the Board. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release, dated April 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Michael Davidson
Chief Executive Officer

Dated: April 17, 2025